UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934
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☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under to § 240.14a-12

COLE CREDIT PROPERTY TRUST III, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2011
PROXY STATEMENT
QUESTIONS AND ANSWERS
PROPOSAL 1
ELECTION OF DIRECTORS
CERTAIN INFORMATION ABOUT MANAGEMENT
BENEFICIAL OWNERSHIP OF EQUITY SECURITIES
PROPOSAL 2 APPROVAL OF AMENDMENTS TO OUR CHARTER
AUDIT COMMITTEE REPORT
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A
APPENDIX B

PRELIMINARY COPY

COLE CREDIT PROPERTY TRUST III, INC.
2555 East Camelback Road, Suite 400
Phoenix, Arizona 85016

April   , 2011

Dear Stockholder:

You are cordially invited to attend our 2011 Annual Meeting of Stockholders to be held on Thursday, May 26, 2011, at 2:00 p.m. local time at our offices located at 2575 East Camelback Road, Suite 500, Phoenix, Arizona 85016.

The matters expected to be acted upon at the meeting are described in the following Notice of the 2011 Annual Meeting of Stockholders and Proxy Statement.

Directors and officers will be available at the meeting to speak with you. There will be an opportunity during the meeting for your questions regarding the affairs of Cole Credit Property Trust III, Inc. and for a discussion of the business to be considered at the meeting.

It is important that you use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR SUBMIT YOUR PROXY BY USING THE TELEPHONE OR THE INTERNET, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. FOR SPECIAL INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD. Voting by proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

/s/  CHRISTOPHER H. COLE
Christopher H. Cole
Chairman, President and
Chief Executive Officer

COLE CREDIT PROPERTY TRUST III, INC.

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2011

To Cole Credit Property Trust III, Inc. Stockholders:

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders of Cole Credit Property Trust III, Inc., a Maryland corporation (the “Company,” “we,” or “us”), will be held on Thursday May 26, 2011, at 2:00 p.m. local time at our offices located at 2575 East Camelback Road, Suite 500, Phoenix, Arizona 85016. The purposes of the meeting are to:

1.	Elect six directors to hold office until the 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.	To consider and vote upon amendments to the Company’s Third Articles of Amendment and Restatement dated September 26, 2008, as amended (the “Charter”); and

3.	Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The proposals and other related matters are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on April 1, 2011 are entitled to receive this notice and to vote at the meeting. This proxy statement, the proxy card and our 2010 annual report to stockholders are being mailed to you on or about April   , 2011.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 26, 2011.

THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT www.eproxy.com/cole.

You may obtain directions to attend the 2011 Annual Meeting of Stockholders of the Company by calling 1-800-778-8700

All stockholders are cordially invited to attend the annual meeting in person. Whether or not you expect to attend, WE URGE YOU TO READ THE PROXY STATEMENT AND EITHER COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED OR TO SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD. YOUR PROMPT RESPONSE WILL HELP AVOID POTENTIAL DELAYS AND MAY SAVE THE COMPANY SIGNIFICANT ADDITIONAL EXPENSE ASSOCIATED WITH SOLICITING STOCKHOLDER VOTES.

By Order of the Board of Directors

/s/  KENNETH R. CHRISTOFFERSEN
Kenneth R. Christoffersen
Secretary
Phoenix, Arizona
April   , 2011

PLEASE VOTE — YOUR VOTE IS IMPORTANT

COLE CREDIT PROPERTY TRUST III, INC.
2555 East Camelback Road, Suite 400
Phoenix, Arizona 85016

PROXY STATEMENT

QUESTIONS AND ANSWERS

We are providing you with this proxy statement, which contains information about the items to be voted upon at our Annual Meeting of Stockholders. To make this information easier to understand, we have presented some of the information below in a question and answer format.

Q:	Why did you send me this proxy statement?

A:	We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote your shares of the Company’s common stock at the 2011 Annual Meeting of Stockholders. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and is designed to assist you in voting.

Q:	What is a proxy?

A:	A proxy is a person who votes the shares of stock of another person who does not attend a meeting. The term “proxy” also refers to the proxy card. When you return the enclosed proxy card, or give your proxy by telephone or over the Internet, you are giving us your permission to vote your shares of common stock at the annual meeting. The person who will vote your shares of common stock at the annual meeting is either D. Kirk McAllaster, Jr. or Kenneth R. Christoffersen. They will vote your shares of common stock as you instruct, unless you sign and return the proxy card, or authorize your proxy by telephone or over the Internet, and give no instructions. In that case, the proxies will vote FOR all of the director nominees and FOR the amendments to the Company’s Charter. With respect to any other proposals to be voted upon, they will vote in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion. The proxies will not vote your shares of common stock if you do not return the enclosed proxy card or submit your proxy by telephone or over the Internet. This is why it is important for you to return the proxy card or submit your proxy by telephone or over the Internet to us as soon as possible whether or not you plan on attending the meeting in person.

If you authorize your proxy by telephone or over the Internet, please do not return your proxy card.

Q:	When is the annual meeting and where will it be held?

A:	The annual meeting will be held on Thursday, May 26, 2011, at 2:00 p.m. local time at our offices located at 2575 East Camelback Road, Suite 500, Phoenix, Arizona 85016.

Q:	How many shares of common stock can vote?

A:	As of the close of business on the record date of April 1, 2011, there were shares of our common stock issued and outstanding. Every stockholder of record as of the close of business on April 1, 2011 is entitled to one vote for each share of common stock held at that date and time. Fractional shares will have corresponding fractional votes.

Q:	What is a “quorum”?

A:	A “quorum” consists of the presence in person or by proxy of stockholders holding 50% of the outstanding shares. There must be a quorum present in order for the annual meeting to be a duly held meeting at which business can be conducted. If you submit a properly executed proxy card, even if you abstain from voting or do not give instructions for voting, then you will at least be considered part of the quorum.

Q:	What may I vote on?

A:	You may vote on the election of nominees to serve on the board of directors, the proposed amendments to the Company’s Charter, and on any other proposal presented for a vote at the annual meeting.

Q:	How does the board of directors recommend I vote on the proposals?

A:	The board of directors recommends a vote (1) FOR each of the nominees for election as director who are named as such in this proxy statement and (2) FOR the proposed amendments to the Company’s Charter.

Q:	Who is entitled to vote?

A:	Anyone who owned our common stock at the close of business on April 1, 2011, the record date, is entitled to vote at the annual meeting.

Q:	How do I vote?

A:	You may vote your shares of common stock either in person or by proxy. In order to vote in person, you must attend the annual meeting. Whether you plan to attend the meeting and vote in person or not, we urge you to have your vote recorded. Stockholders may submit their proxy via mail, using the enclosed proxy card. In addition, stockholders who live in the United States may authorize a proxy by following the “Vote by Phone” instruction on the enclosed proxy card. Stockholders with Internet access may submit a proxy by following the “Vote by Internet” instructions on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy and confirm that their instructions have been properly recorded. If the telephone or Internet option is available to you, we strongly encourage you to use it because it is faster and less costly. If you attend the annual meeting, you also may submit your vote in person, and any previous votes or proxies that you submitted will be superseded by the vote that you cast at the annual meeting. If you return your signed proxy card, or authorize your proxy by telephone or over the Internet, but do not indicate how you wish to vote, your shares of common stock will be counted as present for purposes of determining a quorum and voted FOR the nominees for director, FOR the amendments to the Company’s Charter, and with respect to any other proposals to be voted upon, in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in the discretion of the proxies.

Q:	Will my vote make a difference?

A:	Yes. Your vote is needed to ensure that the proposals can be acted upon. Unlike most other public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of our shares. As a result, a large number of our stockholders must be present in person or by proxy at the annual meeting to constitute a quorum. AS A RESULT, YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES! Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder votes. We encourage you to participate in the governance of the Company and welcome your attendance at the annual meeting.

Q:	What if I return my proxy card and then change my mind?

A:	You have the right to revoke your proxy at any time before the vote by:

(1) notifying Kenneth R. Christoffersen, our secretary, in writing at our principal executive offices located at 2575 East Camelback Road, Suite 500, Phoenix, Arizona 85016;

(2) attending the meeting and voting in person; or

(3) returning another proxy after your first proxy, which is received before the annual meeting date. Only the most recent vote will be counted and all others will be discarded regardless of the method of voting.

Q:	How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the annual meeting other than the election of directors and the approval of the amendments to the Charter, if any other business is properly presented at the annual meeting, your proxy gives authority to D. Kirk McAllaster, Jr., our executive vice president, chief financial officer and treasurer, or Kenneth R. Christoffersen, our secretary, to vote on such matters in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

Q:	Who pays the cost of this proxy solicitation?

A:	The Company will pay all the costs of soliciting these proxies. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Q:	Is this proxy statement the only way that proxies are being solicited?

A:	No. In addition to mailing proxy solicitation material, our directors and officers, and employees of our sponsor or its affiliates, as well third-party proxy service companies we retain, may also solicit proxies in person, by telephone or by any other electronic means of communication we deem appropriate. No additional compensation will be paid to directors, officers or employees of our sponsor or its affiliates for such services. We have retained Boston Financial Data Services, Inc. to assist us in the distribution of proxy materials and solicitation of votes. We anticipate the costs of such services to the Company to be approximately $ .

Q:	If I plan to attend the annual meeting in person, should I notify anyone?

A:	While you are not required to notify anyone in order to attend the annual meeting, if you do plan to attend the meeting, we would appreciate it if you would mark the appropriate box on the enclosed proxy card, or indicate your plan to attend when you authorize your proxy by telephone or over the Internet, to let us know how many stockholders will be attending the meeting so that we will be able to prepare a suitable meeting room for the attendees.

Q:	Whom should I call if I have any questions?

A:	If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

Boston Financial Data Services, Inc.
Proxy Tabulator
P.O Box 55222
Boston, Massachusetts 02205-5222
Call toll free: 1-888-409-4185

PROPOSAL 1

ELECTION OF DIRECTORS

At the annual meeting, you and the other stockholders will vote on the election of all six members of our board of directors. Those persons elected will serve as directors until the 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The board of directors has nominated the following people for re-election as directors:

•	Christopher H. Cole

•	Marc T. Nemer

•	Thomas A. Andruskevich

•	Marcus E. Bromley

•	Scott P. Sealy

•	Leonard W. Wood

Each of the nominees for director is a current member of our board of directors. The principal occupation and certain other information about the nominees are set forth below.

If you return a properly executed proxy card, or if you authorize your proxy by phone or over the Internet, unless you direct the proxies to withhold your votes, the individuals named as the proxies will vote your shares for the election of the nominees listed above. If any nominee becomes unable or unwilling to stand for re-election, the board may reduce its size, designate a substitute nominee, or fill the vacancy through a majority vote of the remaining directors (including a majority of the remaining independent directors if the vacancy relates to an independent director position). If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Vote Required; Recommendation

The vote of holders of a majority of all shares present in person or by proxy at a meeting of stockholders duly called at which a quorum is present, without the necessity for concurrence by the board of directors, is necessary for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will have the same effect as votes cast against each director. A properly executed proxy card, or instruction by telephone or over the Internet, indicating “FOR ALL” will be considered a vote in favor of all nominees for re-election as director. A properly executed proxy card, or instruction by telephone or over the Internet, indicating “FOR ALL EXCEPT” will be considered a vote in favor of all nominees except those nominees you specifically list and a vote against the nominees you specifically list. A properly executed proxy card, or instruction by telephone or over the Internet, indicating “WITHHOLD ALL” will be considered a vote against all directors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” OF THE NOMINEES FOR ELECTION AS DIRECTORS

CERTAIN INFORMATION ABOUT MANAGEMENT

Board of Directors

In accordance with applicable law and our Charter and bylaws, the business and affairs of the Company are managed under the direction of our board of directors.

Board Membership Criteria and Selection of Directors

The board of directors annually reviews the appropriate experience, skills and characteristics required of board members in the context of the then-current membership of the board. This assessment includes, in the context of the perceived needs of the board at that time, issues of knowledge, experience, judgment and skills such as an understanding of the real estate industry or brokerage industry or accounting or financial management expertise. Other considerations include the candidate’s independence from conflict with the Company and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. It also is expected that independent directors nominated by the board of directors shall be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company and are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. A majority of our directors must be independent, as defined in our Charter. Moreover, as required by our Charter, at least one of our independent directors must have at least three years of relevant real estate experience, and each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we acquire and manage.

The board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders. Each of our nominees was recommended by our board of directors. Pursuant to our Charter, however, the independent directors must nominate replacements for any vacancies among the independent director positions. All director nominees then stand for election by the stockholders annually.

In its nomination review process, our board of directors solicits candidate recommendations from its own members and management of the Company. Our board of directors may engage the services of a search firm to assist in identifying potential director nominees. Our board of directors also will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In order to be considered by our board of directors, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Stockholder Proposals” below. In evaluating the persons recommended as potential directors, our board of directors will consider each candidate without regard to the source of the recommendation and take into account those factors that our board of directors determines are relevant. Stockholders may directly nominate potential directors (without the recommendation of our board of directors) by satisfying the procedural requirements for such nomination as provided in Article II, Section 2.12 of our bylaws.

In considering possible candidates for election as a director, the Board of Directors is guided by the principle that each director should (i) be an individual of high character and integrity; (ii) be accomplished in his or her respective field, with superior credentials and recognition; (iii) have relevant expertise and experience upon which to be able to offer advice and guidance to management in the conduct of our real estate investment and management activities; (iv) have sufficient time available to devote to our affairs; (v) represent the long-term interests of our stockholders as a whole; and (vi) represent a diversity of background and experience.

Director Nominees

Our board of directors has nominated each of the following individuals for election as a director to serve until our 2012 Annual Meeting of Stockholders and until his successor is elected and qualified. Each nominee currently is a director of the Company, and Messrs. Andruskevich, Bromley, Sealy and Wood are independent directors.

Name	Age	Positions

Christopher H. Cole	58	Chairman, Chief Executive Officer and President

Marc T. Nemer	38	Director

Thomas A. Andruskevich	60	Director (Independent)

Marcus E. Bromley	61	Director (Independent)

Scott P. Sealy	65	Director (Independent)

Leonard W. Wood	65	Director (Independent)

Christopher H. Cole has served as our chairman, chief executive officer and president since our formation in January 2008. He has served as the chief executive officer and president of Cole REIT Advisors III, LLC (“CR III Advisors”), our advisor, since its formation in January 2008, and previously served as treasurer from January 2008 until September 2008. Mr. Cole has served as the chairman, chief executive officer and president of Cole Credit Property Trust, Inc. (“CCPT I”) since its formation in March 2004. He has served as the chief executive officer of Cole REIT Advisors, LLC (“CCPT I Advisors”) since its formation in April 2004, and previously served as president from April 2004 until March 2007 and from October 2007 until April 2010. Mr. Cole has served as the chairman, chief executive officer and president of Cole Credit Property Trust II, Inc. (“CCPT II”) since its formation in September 2004. He has served as the chief executive officer of Cole REIT Advisors II, LLC (“CCPT II Advisors”) since its formation in September 2004, and previously served as president from September 2004 until March 2007 and from October 2007 until April 2010. He has served as the chairman, chief executive officer and president of Cole Corporate Income Trust, Inc. (“Cole Corporate Income Trust”) since its formation in April 2010. He has served as the chief executive officer of Cole Corporate Income Advisors, LLC (“Cole Corporate Income Advisors”) since its formation in April 2010. Mr. Cole has been the sole shareholder, chief executive officer and treasurer of Cole Holdings Corporation since its formation in August 2004, has served as chairman and secretary since October 2007, and previously served as president from August 2004 until April 2010. Mr. Cole has also been engaged as a general partner in the structuring and management of real estate limited partnerships since February 1979.

Mr. Cole has served as the chief executive officer of Cole Realty Advisors since December 2002, as its treasurer since its formation in November 2002, and previously served as its president from November 2002 until March 2007 and from October 2007 until September 2009, and as its secretary from November 2002 until December 2002. Mr. Cole has served as the chief executive officer and treasurer of Cole Capital Partners since January 2003, and previously served as its president from January 2003 to March 2007 and from October 2007 until April 2010. Mr. Cole has served as the chief executive officer of Cole Capital Advisors since December 2002, as its treasurer since its formation in November 2002, and previously served as its president from November 2002 until March 2007 and from October 2007 until April 2010, and as secretary from November 2002 until December 2002.

Mr. Cole has served as the chief executive officer and treasurer of the Cole Growth Opportunity Fund I GP, LLC since its formation in March 2007. Mr. Cole served as the executive vice president and treasurer of Cole Capital Corporation from December 2002 until January 2008. Mr. Cole has been the sole director of Cole Capital Corporation since December 2002. Mr. Cole was selected to serve as a director because he is the chief executive officer of the Company, and Mr. Cole’s experience and relationships in the non-traded real estate investment trust (“REIT”) and real estate industries, along with his knowledge of the Cole Real Estate Investments organization, are believed to provide significant value to the board of directors.

Marc T. Nemer has served as a director since May 2010. Mr. Nemer has served as president of Cole Holdings Corporation (d/b/a Cole Real Estate Investments), the parent company of our advisor and affiliates, since April 2010. He has served as president, secretary and treasurer of Cole Capital Corporation since January 2008. He has served as president of CR III Advisors since April 2010, and previously served as executive vice president and managing director of capital markets from September 2008 until April 2010, and as executive vice president, securities and regulatory affairs from its formation in January 2008 until September 2008. Mr. Nemer has been a member of CCPT’s board of directors since May 2010. Mr. Nemer has served as president of CCPT Advisors and CCPT II Advisors since April 2010, and previously served as executive vice president and managing director of capital markets of each from March 2008 until April 2010, and as executive vice president, securities and regulatory affairs from October 2007 until March 2008. He has served as president of Cole Corporate Income Advisors since its formation in April 2010. Mr. Nemer has served as executive vice president and managing director of capital markets of Cole Realty Advisors since March 2008, and previously as executive vice president, securities and regulatory affairs from October 2007 until March 2008, and as vice president, legal services and compliance from March 2007 until October 2007. Mr. Nemer has served as president of Cole Capital Partners and Cole Capital Advisors since April 2010, and previously served as executive vice president and managing director of capital markets of each from March 2008 until April 2010, as executive vice president, securities and regulatory affairs of each from October 2007 until March 2008, and as vice president, legal services and compliance from March 2007 until October 2007. Prior to joining Cole Real Estate Investments, Mr. Nemer was an attorney with the international law firm Latham & Watkins LLP, where he specialized in securities offerings (public and private), corporate governance, and mergers and acquisitions from July 2000 until February 2006. Prior to that, Mr. Nemer worked at the international law firm Skadden, Arps, Slate, Meagher & Flom LLP, where he worked as an attorney in a similar capacity from August 1998 until July 2000. Mr. Nemer earned a J.D. from Harvard Law School in 1998 and a B.A. from the University of Michigan in 1995. Mr. Nemer was selected to serve as a director of our company because of his legal, regulatory and compliance experience in the non-traded REIT industry and securities industry generally, as well as his extensive knowledge and relationships within the non-traded REIT industry, including the independent broker-dealer network through which the Company offers its securities, which are believed to enhance our company’s position within our industry.

Thomas A. Andruskevich has served as an independent director since October 2008. Since November 2005, Mr. Andruskevich has served as president and chief executive officer of Birks & Mayors, Inc., a high-end jewelry retailer which is the successor entity of the merger of Henry Birks & Sons Ltd. (“Henry Birks & Sons”) with Mayors Jewelers Inc. (“Mayors”). From June 1996 until November 2005, he served as president and chief executive officer of Henry Birks & Sons, and from August 2002, when Henry Birks & Sons acquired a controlling interest in Mayors, until November 2005, he served as chairman, president and chief executive officer of Mayors. From 1994 to 1996, Mr. Andruskevich was president and chief executive officer of the clothing retailer Mondi of America. From 1989 to 1994, he was executive vice president of international trade & fragrance of Tiffany & Co., and from 1982 to 1989, Mr. Andruskevich served as senior vice president and chief financial officer of Tiffany & Co. He is a member of the Advisory Board and of the Marketing Committee of Brazilian Emeralds, Inc. Mr. Andruskevich also serves as a member of the board of directors of Birks & Mayors, Inc. The board of directors selected Mr. Andruskevich to serve as a director because of his extensive experience in the retail sector, including his significant contacts and relationships. The board believes that this experience will assist the Company in its acquisition and leasing activities.

Marcus E. Bromley has served as an independent director since October 2008. Since May 2005, Mr. Bromley has served as a member of the board of directors of CCPT II and is the chairman of its audit committee. Since January 2011, Mr. Bromley has served as a member of the board of directors of Cole Corporate Income Trust. From 1993 through 2005, Mr. Bromley served as a member of the board of trustees of Gables Residential Trust, a $3 billion multi-family residential REIT with operations in Texas, Georgia, South Florida, Washington, D.C. and Southern California that was listed on the New York Stock Exchange prior to its sale in 2005. From December 1993 until June 2000, Mr. Bromley also served as the chief executive officer of Gables Residential Trust. Prior to joining Gables Residential Trust, Mr. Bromley was a division partner of Trammell Crow Residential from 1982 until 1993. Mr. Bromley also serves on the board of directors of Private Bank of Buckhead, a community bank headquartered in Atlanta, Georgia, and on the advisory board of Nancy Creek Capital, an Atlanta-based private equity firm. Mr. Bromley holds a B.S. in Economics from Washington & Lee University and a M.B.A. from the University of North Carolina. The board of directors selected Mr. Bromley to serve as a director because of Mr. Bromley’s experience as the chief executive officer of a public real estate company, his general knowledge of the real estate industry and his financing experience, all of which are expected to bring valuable insight to the board of directors and potential resources to the Company.

Scott P. Sealy, Sr. has served as an independent director since October 2008. Mr. Sealy has been a principal of Sealy & Company, Incorporated, a real estate and investment company, since 1968 and has served as chairman of the board of directors since February 2000. Mr. Sealy provides strategic planning and business development for the company, which is in the business of acquisitions, repositioning and ground-up development of regional distribution and industrial facilities. During his tenure, Sealy & Company, Incorporated and its affiliates have acquired or developed and sold over $1 billion of industrial real estate totaling approximately 30 million square feet. In 2008, Sealy & Company, Incorporated entered into a $200 million joint venture with California State Teachers’ Retirement System (“CalSTRS”). The joint venture, named SeaCal, pursues the acquisition and development of value-added industrial and office properties. Mr. Sealy is a member of the Society of Industrial and Office Realtors and has served as a chapter president, a member of its national board of directors, and a member of its strategic planning committee. The board of directors selected Mr. Sealy to serve as a director because of his significant real estate and leadership experience as a fiduciary to other real estate programs. The board believes that this experience will assist the board of directors in its strategic and operational initiatives.

Leonard W. Wood has served as an independent director since October 2008. Since January 2011, Mr. Wood has served as a member of the board of directors of Cole Corporate Income Trust. Mr. Wood has over 26 years of real estate industry leadership experience, most recently serving as a member of the investment committee and the management board of GLJ Partners, LLC, a Southern California based residential development and construction company, which he joined in November 2007. In April 1998, Mr. Wood founded Wood Partners, L.L.C. (“Wood Partners”), a developer of apartment and condominium homes in the Baltimore/Washington, D.C. area, the Southeastern United States, Florida, Texas, Colorado, Nevada, Arizona and California. Mr. Wood served as the managing principal of Wood Partners from its inception until the time of Mr. Wood’s retirement from Wood Partners in November 2007. During that period of time, Wood Partners had started over 38,000 multi-family units representing an investment of more than $5.3 billion. Mr. Wood continues to serve as a member of the board of directors of Wood Partners. Prior to founding Wood Partners, Mr. Wood worked with Trammell Crow Residential from 1982 until 1998. During his time with Trammel Crow Residential, Mr. Wood was responsible, at various times, for the Southeast, Midwest and Southwest regions, overseeing the acquisition, development, maintenance and sale of the company’s apartment assets in those regions. Mr. Wood holds a bachelor of science degree from North Carolina State University and a M.B.A. from the University of North Carolina. Mr. Wood is immediate past-Chairman and continues to serve on the Board of the Multi-Family Leadership Board of the National Association of Home Builders. Mr. Wood is a Governor, past Trustee, and past Chairman of the Multi Family Council of the Urban Land Institute. He also serves on the Board of Visitors of the University of North Carolina’s Kenan-Flagler Business School. In 2007, Mr. Wood founded the Wood Center for Real Estate Development as a part of the Kenan-Flagler Business School. The board of directors selected Mr. Wood to serve as a director because of his deep knowledge of the real estate industry, particularly in the financial and operational segments, along with his experience in successfully growing and exiting a real estate company. The board believes that Mr. Wood’s experience will be a valuable resource to the board of directors, particularly in matters relating to the acquisition and financing of real estate assets.

Board Meetings and Annual Stockholder Meeting

The board of directors held five meetings during the fiscal year ended December 31, 2010. Each director attended all of his board and committee meetings in 2010. Although we do not have a formal policy regarding attendance by members of our board of directors at our Annual Meeting of Stockholders, we encourage all of our directors to attend. All of our directors attended our 2010 annual meeting of stockholders by conference telephone.

Independence

As required by our Charter, a majority of the members of our board of directors must qualify as “independent” as affirmatively determined by the board. The board consults with our legal counsel and counsel to the independent directors to ensure that the board’s determinations are consistent with our Charter and applicable securities and other laws and regulations regarding the definition of “independent.”

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, our senior management and our independent registered public accounting firm, the board has determined that the majority of our board is comprised of independent directors. A copy of our independent director definition, which is contained in our Charter, is attached as Appendix A.

Board Committees

Audit Committee

The board maintains one standing committee, the audit committee, to assist in fulfilling its responsibilities. The audit committee is composed of Mr. Wood (chairman) and Mr. Bromley, both of whom are independent directors. The audit committee reports regularly to the full board and annually evaluates its performance. The audit committee meets periodically during the year, usually in conjunction with regular meetings of the board. The audit committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities. The audit committee charter can be located on our website at www.colecapital.com by clicking on “Investing with Cole,” then on “Forms and Literature” and then on “Prospectuses and Reports.”

Although our shares are not listed for trading on any national securities exchange, both members of the audit committee meet the current independence and qualifications requirements of the New York Stock Exchange, as well as our Charter and applicable rules and regulations of the SEC. While both members of the audit committee have significant financial and/or accounting experience, the board of directors has determined that Mr. Wood satisfies the SEC’s requirements for an “audit committee financial expert” and has designated Mr. Wood as our audit committee financial expert. The audit committee met four times during 2010.

Compensation Committee

Our board of directors believes that it is appropriate for our board not to have a standing compensation committee based upon the fact that our executive officers, including our principal financial officer, do not receive compensation directly from us for services rendered to us, and we do not intend to pay any compensation directly to our executive officers.

Nominating Board of Directors — Functions

Our board of directors believes that it is appropriate for our board not to have a standing nominating committee as it would be comprised of the entire board. Therefore, all members of our board of directors participate in the consideration of director nominees. The primary functions of the members of our board of directors relating to the consideration of director nominees are to identify individuals qualified to serve on the board of directors and to select a slate of director nominees for election by the stockholders at the annual meeting.

Communication with Directors

We have established procedures for stockholders or other interested parties to communicate directly with our board of directors. Such parties can contact the board by mail at: Chairman of the Cole Credit Property Trust III, Inc. Audit Committee, c/o Corporate Secretary, 2575 East Camelback Road, Suite 500, Phoenix, Arizona 85016.

The chairman of the audit committee will receive all communications made by this means.

Board Leadership Structure; Independent Lead Director

Christopher H. Cole serves as both our Chairman of the Board and Chief Executive Officer. The board of directors believes that independent oversight of management is an important component of an effective board of directors. The independent directors have determined that the most effective board of directors’ leadership structure for the Company at the present time is for the Chief Executive Officer to also serve as Chairman of the board of directors. The independent directors believe that because the Chief Executive Officer is ultimately responsible for the day-to-day operation of the Company and for executing the Company’s strategy, and because the performance of the Company is an integral part of board deliberations, the Chief Executive Officer is the director best qualified to act as Chairman of the board. The board of directors retains the authority to modify this structure to best address the Company’s unique circumstances, and so advance the best interests of all stockholders, as and when appropriate. In addition, although we do not have a lead independent director, the board of directors believes that the current structure is appropriate, as the Company has no employees and is externally managed by our advisor, whereby all operations are conducted by our advisor or its affiliates.

The board of directors also believes, for the reasons set forth below, that its existing corporate governance practices achieve independent oversight and management accountability, which is the goal that many seek to achieve by separating the roles. Our governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, our executive officers and officers and key personnel of our external advisor. Some of the relevant processes and other corporate governance practices include:

•	A majority of our directors are independent directors. Each director is an equal participant in decisions made by the full board of directors. In addition, all matters that relate to our sponsor, our advisor or any of their affiliates, must be approved by a majority of the independent directors. The audit committee is comprised entirely of independent directors.

•	Each of our directors is elected annually by our stockholders.

•	Our external advisor has a one-year contract, with an annual review by, and renewal subject to, the approval of our board of directors. The fees paid to our advisor must be deemed reasonable, as determined by our independent directors, on an annual basis.

The Board’s Role in Risk Oversight

The board of directors oversees our stockholders’ interest in the long-term health and the overall success of the Company and its financial strength.

The full board of directors is actively involved in overseeing risk management for the Company. It does so, in part, through its oversight of our property acquisitions and assumptions of debt, as well as its oversight of the Company’s executive officers and the control it has over our advisor. In particular, the board of directors may determine at any time to terminate the advisor, and must evaluate the performance of the advisor, and re-authorize the advisory agreement, on an annual basis.

In addition, the audit committee is responsible for assisting the board of directors in overseeing the Company’s management of risks related to financial reporting. The audit committee has general responsibility for overseeing the accounting and financial processes of the Company, including oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the adequacy of the Company’s internal control over financial reporting. The audit committee reviews any potential material issues that are raised related to the Company’s financial statements or accounting policies. Additionally, in connection with the annual audit of the Company’s financial statements, the audit committee conducts a detailed review with the Company’s independent auditors of the accounting policies used by the Company and its financial statement presentation.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics that is applicable to all members of our board of directors, our officers and employees, and the employees of our advisor. The policy may be located on our website at www.colecapital.com by clicking on “Investing with Cole,” then on “Forms and Literature” and then on “Prospectuses and Reports.” If, in the future, we amend, modify or waive a provision in the Code of Business Conduct and Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website as necessary.

Compensation of Directors

Directors who are also officers or employees of the Company, our advisor or their affiliates (Messrs. Cole and Nemer) do not receive any special or additional remuneration for service on the board of directors or any of its committees. Each non-employee director receives compensation for service on the board of directors and any of its committees as provided below.

Cash Compensation

We pay each of our independent directors:

•	an annual retainer of $50,000;

•	$2,000 for each board meeting attended in person;

•	an additional annual retainer of $7,500 to the chairman of the audit committee;

•	$2,000 for each committee meeting attended in person (committee chairmen receive an additional $500 per committee meeting for serving in that capacity);

•	$250 per board or committee meeting attended by telephone conference; and

•	In the event that there is a meeting of the board of directors and one or more committees on a single day, the fees paid to each director will be limited to $2,500 per day ($3,000 per day for the chairman of the audit committee, if there is a meeting of that committee).

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

Director Compensation Table

The following table sets forth certain information with respect to our director compensation during the fiscal year ended December 31, 2010:

					Change in
					Pension Value
					and
				Non-Equity	Nonqualified
	Fees Earned	Stock	Option	Incentive Plan	Deferred	All Other
	or Paid	Awards	Awards	Compensation	Compensations	Compensation
Name	in Cash	($)	($)	($)	Earnings	(1)($)	Total ($)

Christopher H. Cole	$ —	$ —	$ —	$ —	$ —	$ —	$ —
Marc T. Nemer	—	—	—	—	—	—	—
Thomas A. Andruskevich	55,000	—	—	—	—	3,562	58,562
Marcus E. Bromley	56,500	—	—	—	—	933	57,433
Scott P. Sealy	55,000	—	—	—	—	—	55,000
Leonard W. Wood	65,000	—	—	—	—	507	65,507

(1)	Amount represents reimbursement of travel expenses incurred by directors to attend various director meetings.

Compensation Committee Interlocks and Insider Participation

The Company does not have a standing compensation committee and we do not separately compensate our executive officers. No member of our board of directors, other than Mr. Cole, served as an officer or employee of the Company or any of our subsidiaries during the fiscal year ended December 31, 2010 or formerly served as an officer of the Company or any of our subsidiaries. In addition, during the fiscal year ended December 31, 2010, none of our executive officers served as a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) or as a director of any entity that has one or more executive officers serving as a member of our board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires each director, officer and individual beneficially owning more than 10% of a registered security of the Company to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the Company. Directors, officers and greater than 10% beneficial owners are required by SEC rules to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2010 or written representations that no additional forms were required, to the best of our knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons during 2010, except that a Form 3 was not filed timely following the appointment of Simon J. Misselbrook as our vice president of accounting and principal accounting officer in November 2010, in reliance on legal advice that he was not required to file the form. In March 2010, after receiving advice that the filing of Form 3 was required, the form was filed promptly thereafter. In addition, a Form 4 was not filed timely following a purchase of our common stock by Mr. Andruskevich in December 2010.

Executive Officers

In addition to Christopher H. Cole, as of March 31, 2011, the following individual currently serves as an executive officer of the Company:

D. Kirk McAllaster, Jr. has served as our executive vice president, chief financial officer and treasurer since our formation in January 2008, and served as our secretary from January 2008 to November 2010. He also has served as executive vice president and chief financial officer of CR III Advisors since its formation in January 2008. Mr. McAllaster has also served as executive vice president and chief financial officer of CCPT I and CCPT II since October 2007, and has been a member of the board of directors of CCPT I since May 2008. He has served as executive vice president and chief financial officer of CCPT I Advisors and CCPT II Advisors since March 2007, and previously served as vice president, finance of each from December 2005 until March 2007. He has served as executive vice president, chief financial officer and treasurer of Cole Corporate Income Trust since its formation in April 2010, and served as its secretary from April 2010 to August 2010 and from January 2011 to March 2011. He has served as executive vice president and chief financial officer of Cole Corporate Income Advisors since its formation in April 2010. Mr. McAllaster has served as executive vice president, chief financial officer and treasurer of Cole Realty Advisors since September 2009, and previously served as executive vice president and chief financial officer from March 2007 until September 2009. Mr. McAllaster has served as executive vice president and chief financial officer of Cole Capital Partners and Cole Capital Advisors since March 2007, and previously served as vice president, finance of each from December 2005 until March 2007. Prior to joining Cole Real Estate Investments in May 2003, Mr. McAllaster worked for six years with Deloitte & Touche LLP, most recently as audit senior manager. He has over 20 years of accounting and finance experience in public accounting and private industry. Mr. McAllaster received a B.S. degree from California State Polytechnic University — Pomona with a major in Accounting. He is a Certified Public Accountant licensed in the states of Arizona and Tennessee and is a member of the American Institute of CPAs and the Arizona Society of CPAs.

Compensation of Executive Officers

Our executive officers, including our principal financial officer, do not receive compensation directly from us for services rendered to us, and we do not intend to pay any compensation directly to our executive officers. As a result, we do not have, and our board of directors has not considered, a compensation policy or program for our executive officers. Accordingly, we have not included a Compensation Committee Report or a Compensation Discussion and Analysis in this proxy statement.

Our executive officers are also officers of CR III Advisors, our advisor, and its affiliates, including Cole Capital Corporation, the dealer-manager in our initial and follow-on public offerings, and Cole Realty Advisors, our property manager, and are compensated by these entities, in part, for their services to us. We pay fees to such entities under our advisory agreement, dealer manager agreement and property management and leasing agreement. We also reimburse CR III Advisors for its provision of administrative services, including related personnel costs, subject to certain limitations. A description of the fees that we pay to our advisor, dealer-manager and property manager, or any affiliate thereof is found in the “Transactions with Related Persons, Promoters and Certain Control Persons” section below.

BENEFICIAL OWNERSHIP OF EQUITY SECURITIES

The following table sets forth information as of April 1, 2011, regarding the beneficial ownership of our common stock by each person known by us to own 5% or more of the outstanding shares of common stock, each of our directors, and each named executive officer, and our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on           shares of common stock outstanding as of April 1, 2011.

Amount and Nature of
Shares Beneficially Owned (1)
Name and Address of Beneficial Owner	Number	Percentage

Christopher H. Cole(2)	-	*

Marc. T. Nemer	-	*

Thomas A. Andruskevich	-	*

Marcus E. Bromley	-	*

Scott P. Sealy	-	*

Leonard W. Wood	-	*

D. Kirk McAllaster, Jr.	-	*

All officers and directors as a group (7 persons)	-	*

*	Represents less than 1% of the outstanding common stock.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group which may be exercised within 60 days following April 1, 2011. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Includes 20,000 shares owned by Cole Holdings Corporation. Mr. Cole is the sole stockholder of Cole Holdings Corporation and controls the voting and disposition decisions of Cole Holdings Corporation.

PROPOSAL 2

APPROVAL OF AMENDMENTS TO OUR CHARTER

Effective March 8, 2011, our board of directors unanimously adopted a resolution to amend, and to recommend that our stockholders approve amendments to, Articles IV, VIII, IX and XV of the Charter. Under the proposed amendments, the language in certain provisions of our Charter would be revised to conform more closely to the corresponding provisions set forth in the current Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association (the “NASAA Guidelines”). The amendments are summarized below.

The definition of “Independent Directors” in Article IV of the Charter as proposed to be amended by this proposal would read as follows (marks indicate changes to the current provisions of our Charter):

Independent Director. A Director who is not ~~on the date of determination~~, and within the last two years ~~from the date of determination~~ has not been, directly or indirectly associated with the Sponsor, the Corporation, the Advisor or any of their Affiliates by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, ~~other than the Corporation~~, (ii) employment by the Corporation, the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, ~~other than as a Director of the Corporation or a director of any other real estate investment trust organized by the Sponsor or advised by the Advisor~~, (iv) performance of services, other than as a Director of the Corporation, (v) service as a director of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates. A business or professional relationship is considered “material” per se if the aggregate gross revenue derived by the Director from the Sponsor, the Advisor and their Affiliates exceeds five percent of either the Director’s annual gross income during either of the last two years or the Director’s net worth on a fair market value basis. An indirect association with the Sponsor or the Advisor shall include circumstances in which a Director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Corporation.

Section 8.2 of Article VIII of the Charter as proposed to be amended by this proposal would read as follows (marks indicate changes to the current provisions of our Charter):

Experience. Each Director shall have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Corporation. ~~From and after the commencement of the Corporation’s Initial Public Offering,~~
At
 least one of the Independent Directors shall have three years of relevant real estate experience.

Sections 9.7, 9.8 and 9.9 of Article IX of the Charter as proposed to be amended by this proposal would read as follows (marks indicate changes to the current provisions of our Charter):

Section 9.7 Incentive Fees. ~~Unless otherwise provided in any resolution adopted by the Board of Directors,~~
The
 Corporation may pay the Advisor an interest in the gain from the Sale of Assets, for which full consideration is not paid in cash or property of equivalent value, provided the amount or percentage of such interest is reasonable. Such an interest in gain from the Sale of Assets shall be considered presumptively reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to Stockholders, in the aggregate, of an amount equal to 100% of the Invested Capital, plus an amount equal to eight percent of the Invested Capital per annum cumulative, non-compounded. In the case of multiple Advisors, such Advisor and any of their Affiliates shall be allowed such fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to the Assets by each respective Advisor or any Affiliate.

Section 9.8 Organization and Offering Expenses Limitation. ~~Unless otherwise provided in any resolution adopted by the Board of Directors,~~
The
 Corporation shall reimburse the Advisor and its Affiliates for Organization and Offering Expenses incurred by the Advisor or its Affiliates; provided, however, that the total amount of all Organization and Offering Expenses shall be reasonable and shall in no event exceed 10% of the Gross Proceeds of each Offering, unless otherwise approved by a majority of the Independent Directors, but in no event in excess of an amount equal to 15% of the Gross Proceeds raised in each Offering.

Section 9.9 Acquisition Fees. ~~Unless otherwise provided in any resolution adopted by the Board of Directors,~~
The
 Corporation may pay the Advisor and its Affiliates fees for the review and evaluation of potential investments in Assets; provided, however, that the total of all Acquisition Fees and Acquisition Expenses shall be reasonable, and shall not exceed an amount equal to six percent of the Contract Purchase Price, or, in the case of a Mortgage, six percent of the funds advanced; provided, however, that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Corporation.

Section 9.10 of Article IX of the Charter as proposed to be amended by this proposal would read as follows (marks indicate changes to the current provisions of our Charter):

Section 9.10 Reimbursement for Total Operating Expenses. ~~Unless otherwise provided in any resolution adopted by the Board of Directors,~~
The
 Corporation may reimburse the Advisor, at the end of each fiscal quarter, for Total Operating Expenses incurred by the Advisor; provided, however that the Corporation shall not reimburse the Advisor at the end of any fiscal quarter for Total Operating Expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of two percent of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year. The Independent Directors shall have the fiduciary
 responsibility of limiting Total Operating Expenses to amounts that do not exceed the 2%/25% Guidelines unless they have made a finding that, based on such unusual and non-recurring factors that they deem sufficient, a higher level of expenses (an “Excess Amount”) is justified. Within 60 days after the end of any fiscal quarter of the Corporation for which there is an Excess Amount which the Independent Directors conclude was justified and reimbursable to the Advisor, there shall be sent to the Stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such Excess Amount was justified. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meetings of the Board. In the event that the Independent Directors do not determine that excess expenses are justified, the Advisor shall reimburse the Corporation the amount by which the expenses exceeded the 2%/25% Guidelines.

Article XV of the Charter as proposed to be amended by this proposal would read as follows:

In connection with any proposed Roll-Up Transaction, an appraisal of all of the Corporation’s assets shall be obtained from a competent Independent Appraiser. The Corporation’s assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a twelve-month period. The terms of the engagement of the Independent Appraiser shall clearly state that the engagement is for the benefit of the Corporation and the Stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction.
If the appraisal will be included in a Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering.
 In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to Stockholders who vote against the proposed Roll-Up Transaction the choice of:

(a) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(b) one of the following: (i) remaining as Stockholders and preserving their interests therein on the same terms and conditions as existed previously; or (ii) receiving cash in an amount equal to the Stockholder’s pro rata share of the appraised value of the net assets of the Corporation.

The Corporation is prohibited from participating in any proposed Roll-Up Transaction:

(a) that would result in the Stockholders having voting rights in a Roll-Up Entity that are less than the rights provided for in Sections 12.1 and 12.2 hereof;

(b) that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;

(c) in which an investor’s rights to access of records of the Roll-Up Entity will be less than those described in Sections 12.4 and 12.5 hereof; or

(d) in which any of the costs of the Roll-Up Transaction would be borne by the Corporation if the Roll-Up Transaction is rejected by the Stockholders.

A form of the Second Articles of Amendment to our Charter is attached to this proxy statement as Appendix B, and this summary of the relevant provisions of our Charter is qualified in its entirety by reference to Appendix B.

Reasons for and General Effect of the Proposed Amendments

We commenced our initial public offering of shares of our common stock on October 1, 2008. At such time, our Charter substantially complied with the requirements of the NASAA Guidelines, including the provisions of Articles IV, VIII, IX and XV. Our initial offering was effective with the SEC and in all U.S. jurisdictions until we terminated the initial public offering on October 1, 2010.

Concurrent with the termination of our initial offering, we commenced our follow-on offering of shares of our common stock pursuant to a Registration Statement on Form S-11 that was declared effective by the SEC. As of the date of this proxy statement, we have received the authorizations necessary to offer and sell our shares of common stock in all U.S. jurisdictions. However, our authorization to offer and sell our shares of common stock in the state of Alabama was contingent upon our undertaking to amend the Charter as set forth in this proxy statement.

With respect to the our proposed amendments, the Alabama Securities Commission has taken the position that the provisions in our Charter must comply verbatim with the NASAA Guidelines, and therefore has required that the above provisions in our Charter be revised. Approval of the proposed amendments would have no effect regarding (i) the “independent” status of our current independent directors, (ii) the experience required by our independent directors , (iii) the payment of any fees by the Company, or (iv) the Company entering into any roll-up transaction. If the proposed amendments to our Charter are not approved by our stockholders at the annual meeting or any adjournment thereof, we will contact the Alabama Securities Commission to discuss the effect of the non-approval of the amendments on our offering in that state. It is possible that the Commission may determine that we will no longer be permitted to offer or sell our shares of common stock in the state of Alabama. In the event that the Commission makes that determination, we will immediately cease making offers and sales of our common stock to residents of Alabama.

As a result of our desire to ensure that we will continue to be able to make offers and sales of our shares of common stock to residents of Alabama, and in order to comply with our undertaking to the Alabama Securities Commission, our board of directors has determined that the proposed amendments to our Charter are desirable and should be approved by our stockholders.

In order for this Proposal No. 2 to be approved by our stockholders, the affirmative vote of a majority of all votes entitled to be cast at the annual meeting must be cast in favor of the proposal. If our stockholders adopt the proposed amendments to our Charter, we will file the Second Articles of Amendment to our Charter with the State Department of Assessments and Taxation of Maryland, and the Second Articles of Amendment will be effective upon acceptance by the State Department of Assessments and Taxation of Maryland.

If you return a properly executed proxy card, or if you authorize your proxy by phone or over the Internet, unless you direct the proxies to vote against the proposal or to abstain from voting on the proposal, the individuals named as proxies will vote your shares for the proposal.

Vote Required; Recommendation

The favorable vote of a majority of all votes entitled to be cast at a meeting of stockholders is necessary for approval of the amendments to the Company’s Charter. For purposes of approving the amendments to the Company’s Charter, abstentions and broker non-votes will have the same effect as votes cast against the amendments. A properly executed proxy card, or instruction by telephone or over the Internet, indicating “FOR” will be considered a vote in favor of the proposed amendments. A properly executed proxy card, or instruction by telephone or over the Internet, indicating “AGAINST” will be considered a vote against the proposed amendments. A properly executed proxy card, or instruction by telephone or over the Internet, indicating “ABSTAIN” will be considered an abstention in the vote on the proposed amendments.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” FOR THE PROPOSED AMENDMENTS TO THE COMPANY’S CHARTER.

AUDIT COMMITTEE REPORT

Independent Auditors

During the year ended December 31, 2010, Deloitte & Touche LLP (“Deloitte & Touche”) served as our independent auditors and provided certain tax and other services. Deloitte & Touche has served as our independent auditors since our formation. Deloitte & Touche representatives will be present at the 2011 Annual Meeting of Stockholders and will have the opportunity to make a statement if they desire to do so. In addition, the Deloitte & Touche representatives will be available to respond to appropriate questions posed by any stockholders. The audit committee anticipates that it will engage Deloitte & Touche as our independent auditors to audit our financial statements for the year ending December 31, 2011. The audit committee reserves the right, however, to select new auditors at any time in the future in its discretion if it deems such decision to be in the best interests of the Company and its stockholders. Any such decision would be disclosed to the stockholders in accordance with applicable securities laws.

The audit committee reviewed the audit and non-audit services performed by Deloitte & Touche, as well as the fees charged by Deloitte & Touche for such services. In its review of the non-audit services and fees, the audit committee considered whether the provision of such services is compatible with maintaining the independence of Deloitte & Touche. The aggregate fees billed to us for professional accounting services, including the audit of the Company’s annual financial statements by Deloitte & Touche for the years ended December 31, 2010 and 2009, are set forth in the table below.

	Year Ended	Year Ended
	December 31,	December 31,
	2010	2009

Audit fees	$686,815	$351,555
Audit-related fees	-	40,950
Tax fees	185,916	8,513
All other fees	-	-

Total	$872,731	$401,018

For purposes of the preceding table, Deloitte & Touche’s professional fees are classified as follows:

•	Audit fees – These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by Deloitte & Touche in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements and other services that generally only the independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC, and audits of acquired properties or businesses or statutory audits for our subsidiaries or affiliates.

•	Audit-related fees – These are fees for assurance and related services that traditionally are performed by independent auditors, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, statutory subsidiary or equity investment audits incremental to the audit of the consolidated financial statements and general assistance with the implementation of Section 404 of the Sarbanes Oxley Act of 2002 and other SEC rules promulgated pursuant to the Sarbanes Oxley Act of 2002.

•	Tax fees – These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning, and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the

IRS and similar state and local agencies, as well as federal, state, and local tax issues related to due diligence.

•	All other fees – These are fees for other permissible work performed that do not meet the above-described categories, including assistance with internal audit plans and risk assessments.

Pre-Approval Policies

The audit committee charter imposes a duty on the audit committee to pre-approve all auditing services performed for us by our independent auditors, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditors’ independence. Unless a type of service to be provided by the independent auditors has received “general” pre-approval, it will require “specific” pre-approval by the audit committee.

All requests for services to be provided by the independent auditor that do not require specific pre-approval by the audit committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general pre-approval of the audit committee. The audit committee will be informed on a timely basis of any such services rendered by the independent auditors.

Requests to provide services that require specific pre-approval by the audit committee will be submitted to the audit committee by both the independent auditors and the principal financial officer, and must include a joint statement as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence. The chairman of the audit committee has been delegated the authority to specifically pre-approve de minimis amounts for services not covered by the general pre-approval guidelines. All amounts, other than such de minimis amounts, require specific pre-approval by the audit committee prior to engagement of Deloitte & Touche. All amounts, other than de minimis amounts not subject to pre-approval, specifically pre-approved by the chairman of the audit committee in accordance with this policy are to be disclosed to the full audit committee at the next regularly scheduled meeting.

All services rendered by Deloitte & Touche for the year ended December 31, 2010 and 2009 were pre-approved in accordance with the policies and procedures described above.

Report of the Audit Committee

Pursuant to the audit committee charter adopted by our board of directors, the audit committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by overseeing the independent auditors and reviewing the financial information to be provided to the stockholders and others, the system of internal control over financial reporting that management has established and the audit and financial-reporting process. The audit committee is composed of two independent directors. Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the audit committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing and the members of the audit committee are not professionally engaged in the practice of accounting or auditing. The audit committee’s role does not provide any special assurance with regard to the financial statements of the Company, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. The audit committee relies in part, without independent verification, on information provided to it and on representations made by management and the independent auditors that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles.

In this context, in fulfilling its oversight responsibilities, the audit committee reviewed the 2010 audited financial statements with management, including a discussion of the quality and acceptability of the financial reporting and controls of the Company.

The audit committee reviewed with Deloitte & Touche, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and the acceptability of the financial statements and such other matters as are required to be discussed by the applicable auditing standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties). The audit committee has received the written disclosures from the independent registered public accounting firm required by Public Company Accounting Oversight Board (United States) (“PCAOB”) Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence” and discussed with the independent registered public accounting firm its independence within the meaning of the rules and standards of the PCAOB and the securities laws and regulations administered by the SEC.

The audit committee discussed with Deloitte & Touche the overall scope and plans for the audit. The audit committee meets periodically with Deloitte & Touche, with and without management present, to discuss the results of their examinations, their evaluations of internal controls and the overall quality of the financial reporting of the Company.

In reliance on these reviews and discussions, the audit committee recommended to the board of directors that the 2010 audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

March 29, 2011	The Audit Committee of the Board of Directors: Leonard W. Wood (Chairman) Marcus E. Bromley

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Our independent directors have reviewed the material transactions between our affiliates and us during the year ended December 31, 2010. Set forth below is a description of the transactions with affiliates. We believe that we have executed all of the transactions set forth below on terms that are fair to the Company.

Advisory Agreement

We are party to an Advisory Agreement with CR III Advisors whereby CR III Advisors manages our day-to-day operations and identifies and makes investments on our behalf. In return, we will pay to CR III Advisors a monthly asset management fee equal to 0.0417% of our average invested assets and reimburse costs and expenses incurred by CR III Advisors in providing asset management services. Such fees and expenses recorded for the year ended December 31, 2010 totaled $8.2 million. We also pay to Cole Realty Advisors up to 2.0% of the contract purchase price of each property or asset that we acquire, along with reimbursement of acquisition expenses. Such payments for the year ended December 31, 2010 totaled $48.8 million, of which $47.2 million were fees and $1.6 million were reimbursement of acquisition expenses. We also pay to CR III Advisors a financing coordination fee equal to 1.0% of the amount available under any debt financing that we obtain and use for the acquisition of properties and other investments. Such payments for the year ended December 31, 2010 totaled $9.5 million. We reimburse the expenses incurred by CR III Advisors in connection with its provision of administrative services, including related personnel costs, subject to the limitation that we do not reimburse CR III Advisors for any amount by which the operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2.0% of average invested assets, or (ii) 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Such expenses recorded for the year ended December 31, 2010 totaled $1.6 million. Additionally, for substantial assistance in connection with the sale of properties, we will pay CR III Advisors or its affiliates an amount equal to up to one-half of the brokerage commission paid on the sale of property, not to exceed 3.0% of the contract price of each property sold; provided, however, in no event may the real estate commissions paid to our advisor, its affiliates and unaffiliated third parties exceed the lesser of the competitive real estate commission or an amount equal to 6.0% of the contract sales price. No such payments were made for the year ended December 31, 2010.

Additionally, we are required to pay to CR III Advisors performance fees based on a percentage of proceeds or stock value upon our sale of assets or the listing of our common stock on a national securities exchange, but only if, in the case of our sale of assets, our investors have received a return of their net capital invested and an 8.0% annual cumulative, non-compounded return or, in the case of the listing or quotation of our common stock, the market value of our common stock plus the distributions paid to our investors exceeds the sum of the total amount of capital raised from investors plus the amount of distributions necessary to generate an 8.0% annual cumulative, non-compounded return to investors. In the event of a sale of our assets, after investors have received a return of their net capital invested and an 8.0% annual cumulative, non-compounded return, then we will pay to CR III Advisors 15.0% of remaining net sale proceeds. Upon listing our common stock on a national securities exchange, we will pay to CR III Advisors a fee equal to 15.0% of the amount, if any, by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the total amount of capital raised from investors and the amount of distributions necessary to generate an 8.0% annual cumulative, non-compounded return to investors.

CR III Advisors incurs expenses in connection with our organization and our public offering of our common stock. Pursuant to the Advisory Agreement, we reimburse CR III Advisors up to 1.5% of our gross offering proceeds with respect to those expenses. During the year ended December 31, 2010, we paid to CR III Advisors a total of $14.2 million to reimburse these expenses.

Our Advisory Agreement has a one-year term expiring October 1, 2011, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. Our independent directors are required to determine, at least annually, that the compensation to CR III Advisors is reasonable in relation to the nature and quality of services performed and the investment performance of the Company and that such compensation is within the limits set forth in our Charter. Upon termination of the Advisory Agreement, we may be required to pay to CR III Advisors a performance fee similar to the performance fee described above if CR III Advisors would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination.

Christopher H. Cole, our chief executive officer, president and chairman of our board of directors, indirectly owns 100% of the ownership and voting interests of CR III Advisors. Mr. Cole also is the chief executive officer and president of CR III Advisors. D. Kirk McAllaster, Jr., our executive vice president, chief financial officer and treasurer, is the executive vice president and chief financial officer of CR III Advisors.

Property Management and Leasing Agreement

We are party to a Property Management and Leasing Agreement with Cole Realty Advisors. Pursuant to the agreement, we will pay to Cole Realty Advisors fees up to (i) 2.0% of gross revenues from our single-tenant properties and (ii) 4.0% of gross revenues from our multi-tenant properties, plus leasing commissions based upon the customary leasing commissions applicable to the geographic location of the property, subject to certain limits. We also reimburse Cole Realty Advisors’ costs of managing and leasing the properties. Such fees and expenses recorded for the year ended December 31, 2010 totaled $3.8 million.

Our Property Management and Leasing Agreement has a one-year term expiring October 1, 2011, subject to an unlimited number of successive one-year renewals.

Christopher H. Cole, our chief executive officer, president and chairman of our board of directors, indirectly owns 100% of the ownership and voting interests of Cole Realty Advisors. Mr. Cole also is the chief executive officer, president and treasurer of Cole Realty Advisors. D. Kirk McAllaster, Jr., our executive vice president, chief financial officer and treasurer, is the executive vice president and chief financial officer of Cole Realty Advisors.

Dealer Manager Agreement

We are party to a Dealer Manager Agreement with Cole Capital Corporation, the dealer manager in our initial and follow-on public offerings. We will pay to Cole Capital Corporation 7.0% of the gross offering proceeds from the offerings of our securities, except that no selling commissions are paid on shares sold under our distribution reinvestment plan. Cole Capital Corporation may reallow all or part of the selling commission to participating broker-dealers. The commission is subject to certain discounts based on the volume of securities sold to individual investors. Cole Capital Corporation also waives the selling commission with respect to shares sold by an investment advisory representative. In addition, Cole Capital Corporation will receive up to 2.0% of gross proceeds from the offerings, before reallowance to participating broker-dealers, as a dealer-manager fee. Cole Capital Corporation, in its sole discretion, may reallow all or a portion of its dealer-manager fee to such participating broker-dealers as a marketing and due diligence expense reimbursement, based on such factors as the participating broker-dealer’s level of marketing support, level of due diligence review and likelihood of success of its sales efforts, each as compared to those of other participating broker-dealers. We do not pay a dealer manager fee for shares purchased through our distribution reinvestment plan. For the year ended December 31, 2010, we paid to Cole Capital Corporation commissions and dealer manager fees totaling $127.8 million, of which $113.5 million was reallowed to participating broker-dealers.

Christopher H. Cole, our chief executive officer, president and chairman of our board of directors, indirectly owns 100% of the ownership and voting interests of Cole Capital Corporation. Mr. Cole also is the sole director of Cole Capital Corporation.

STOCKHOLDER PROPOSALS

Any proposals by stockholders for inclusion in proxy solicitation material for the 2012 annual meeting must be received by our secretary, Kenneth R. Christoffersen, at our offices no later than December   , 2011, and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. If a stockholder wishes to present a proposal at the 2012 annual meeting, whether or not the proposal is intended to be included in the 2012 proxy materials, our bylaws currently require that the stockholder give advance written notice to our secretary, Kenneth R. Christoffersen, at our offices no earlier than November   , 2011 and no later than December   , 2011. Stockholders are advised to review the Company’s bylaws, which contain other requirements with respect to advance notice of stockholder proposals and director nominations.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

A copy of the Company’s 2010 annual report to stockholders, filed with the SEC, is enclosed herewith. You may also obtain our other SEC filings and certain other information concerning the Company through the Internet at www.sec.gov and www.colecapital.com. Information contained in any website referenced in this proxy statement is not incorporated by reference in this proxy statement.

By Order of the Board of Directors

/s/  KENNETH R. CHRISTOFFERSEN
Kenneth R. Christoffersen
Secretary

PLEASE VOTE — YOUR VOTE IS IMPORTANT

APPENDIX A

DEFINITION OF INDEPENDENT DIRECTOR

Article IV of our Charter defines an independent director as follows:

Independent Director. A Director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the Sponsor, the Corporation, the Advisor or any of their Affiliates by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, other than the Corporation (ii) employment by the Corporation, the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, other than as a Director of the Corporation or a director of any other real estate investment trust organized by the Sponsor or advised by the Advisor, (iv) performance of services, other than as a Director for the Corporation, (v) service as a director of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates. A business or professional relationship is considered “material” per se if the aggregate gross revenue derived by the prospective Independent Director from the Sponsor, the Advisor and their Affiliates exceeds five percent of either the Director’s annual gross income during either of the last two years or the Director’s net worth on a fair market value basis. An indirect association with the Sponsor or the Advisor shall include circumstances in which a Director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Corporation.

As discussed under Proposal 2, we are proposing certain amendments to this definition as part of an undertaking made to the Alabama Securities Commission in connection with the registration of our follow-on offering in that state.

A-1

APPENDIX B

COLE CREDIT PROPERTY TRUST III, INC.

SECOND ARTICLES OF AMENDMENT

Cole Credit Property Trust III, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended by deleting therefrom the definition of “Independent Director” in Article IV and inserting in lieu thereof the following definition of “Independent Director” in Article IV:

Independent Director. A Director who is not, and within the last two years has not been, directly or indirectly associated with the Sponsor, the Corporation, the Advisor or any of their Affiliates by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, (ii) employment by the Corporation, the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, (iv) performance of services, other than as a Director for the Corporation, (v) service as a director of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates. A business or professional relationship is considered “material” per se if the aggregate gross revenue derived by the prospective Independent Director from the Sponsor, the Advisor and their Affiliates exceeds five percent of either the Director’s annual gross income during either of the last two years or the Director’s net worth on a fair market value basis. An indirect association with the Sponsor or the Advisor shall include circumstances in which a Director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Corporation.

SECOND: The charter of the Corporation is hereby amended by deleting therefrom Section 8.2 of Article VIII and inserting in lieu thereof the following Section 8.2 of Article VIII:

Experience. Each Director shall have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Corporation. At least one of the Independent Directors shall have three years of relevant real estate experience.

THIRD: The charter of the Corporation is hereby amended by deleting the language “Unless otherwise provided in any resolution adopted by the Board of Directors” therefrom the first sentence of Sections 9.7, 9.8 and 9.9 of Article IX.

FOURTH: The charter of the Corporation is hereby amended by deleting therefrom Section 9.10 of Article IX and inserting in lieu thereof the following Section 9.10 of Article IX:

Reimbursement for Total Operating Expenses. The Corporation may reimburse the Advisor, at the end of each fiscal quarter, for Total Operating Expenses incurred by the Advisor; provided, however that the Corporation shall not reimburse the Advisor at the end of any fiscal quarter for Total Operating Expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of two percent of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year. The Independent Directors shall have the fiduciary responsibility of limiting Total Operating Expenses to amounts that do not exceed the 2%/25% Guidelines unless they have made a finding that, based on such unusual and non-recurring factors that they deem sufficient, a higher level of expenses (an “Excess Amount”) is justified. Within 60 days after the end of any fiscal quarter of the Corporation for which there is an Excess Amount which the Independent Directors conclude was justified and reimbursable to the Advisor, there shall be sent to the Stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such Excess Amount was justified. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meetings of the Board. In the event that the Independent Directors do not determine that excess expenses are justified, the Advisor shall reimburse the Corporation the amount by which the expenses exceeded the 2%/25% Guidelines.

FIFTH: The charter of the Corporation is hereby amended by deleting therefrom Article XV and inserting in lieu thereof the following Article XV:

In connection with any proposed Roll-Up Transaction, an appraisal of all of the Corporation’s assets shall be obtained from a competent Independent Appraiser. The Corporation’s assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a twelve-month period. The terms of the engagement of the Independent Appraiser shall clearly state that the engagement is for the benefit of the Corporation and the Stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction. If the appraisal will be included in a Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to Stockholders who vote against the proposed Roll-Up Transaction the choice of:

(a) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(b) one of the following: (i) remaining as Stockholders and preserving their interests therein on the same terms and conditions as existed previously; or (ii) receiving cash in an amount equal to the Stockholder’s pro rata share of the appraised value of the net assets of the Corporation.

The Corporation is prohibited from participating in any proposed Roll-Up Transaction:

(a) that would result in the Stockholders having voting rights in a Roll-Up Entity that are less than the rights provided for in Sections 12.1 and 12.2 hereof;

(b) that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;

(c) in which an investor’s rights to access of records of the Roll-Up Entity will be less than those described in Sections 12.4 and 12.5 hereof; or

(d) in which any of the costs of the Roll-Up Transaction would be borne by the Corporation if the Roll-Up Transaction is rejected by the Stockholders.

SIXTH: This amendment to the charter of the Corporation as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

SEVENTH: The undersigned Chief Executive Officer acknowledges these Second Articles of Amendment to be the corporate act of the Corporation and as to all matters of facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

Except as amended hereby, the rest and remainder of the Corporation’s charter shall be and remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused these Second Articles of Amendment to the Articles of Amendment and Restatement to be executed under seal in its name and on its behalf by its Chief Executive Officer, and attested to by its Secretary, on this  day of          , 2011.

ATTEST:	COLE CREDIT PROPERTY TRUST III, INC.

By:	By: (SEAL)
Name:	Name:
Title:	Title:

If Voting by Mai! Your Proxy Vote is Important! H! Vote by Internet Please go to the electronic voting site at www.eproxy.com/cole. Follow the on-line instructions. If you vote by internet, you do not have to return your paper ballot. f Vote by Phone Please call us toll free at 1-866-977-7699, and follow the instructions provided. If you vote by telephone, you do not have to return your paper ballot. ^ Vote by Mail Please complete, sign and date this form. Fold and return your entirebalSot in the enclosed postage paid return envelope. PROXY TABULATOR PO BOX 55702 BOSTON, MA COLE CREDIT PROPERTY TRUST IH, INC. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 26, 2011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder hereby appoints D. Kirk McAllaster, Jr. and Kemieth R. Christoffersen, each as proxy and attorney-in-fact, with full power of substitution as determined by the Board of Directors of Cole Credit Property Trust ffl, Me., on behalf and in the name of the undersigned, to attend the Annual Meeting of Stockholders of COLE CREDIT PROPERTY TRUST ffl, INC. to be held on May 26, 2011, and at any adjournments or postponements thereof, and to cast on behalf of the undersigned all votes which the undersigned would be entitled to cast if personally present, as indicated on the reverse side of this card, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present. The undersigned acknowledges receipt of the notice of Annual Meeting of Stockholders, the proxy statement and the annual report. When this proxy Is property executed, the votes entitled to be cast by the undersigned stockholder ivill be cast in the manner directed herein. If no direction is made, the votes entitled to be cast by the undersigned stockholder will lie cast “FOR” the election of each of the nominees for director listed in Proposal 1, aud “FOR” the proposed amendments to the Company’s Charter listed in Proposal 2. The proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion, including, but not limited to, the power and authority to adjourn or postpone the meeting. Important Notice Regarding the Availability of Proxy Materials for the Cole Credit Property Trust in, Lie. Annual Meeting of Shareholders to Be Held on May 26th, 2011. The Annual Report and Proxy Statement for this meeting are available at: http://www.epro&y.com/cole. Note: Signature(s) should agree wilh the name(s) printed herein. When signing asattomey, executor, administrator, tiustee or guardian, piease give your full name as such. If a corporation, please sign in full coiporate name by president or other authorized officer. If a partnership, please sign in partnership narao by authorized person.

THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) THE PROPOSAL(S) IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE W ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OR, IN THE ABSENCE OF SUCH A RECOMMENTATION, IN THEIR DISCRETION. The Board of Trustees recommends that you vote FOR the following proposals: FOR WITHHOLD FOR ALL ALL ALL EXCEPT* (1) (2) Marc T. (3) Thomas A. Christopher H, Cole Nemer (5) Scott P. Aiidniskevich (6) (4) Marcus E. Sealy Leonard W. Wood Bromley 2 Amendments to the Company’s Charter. IN THEIR DISCRETION, to act upon such other business as may properly come before the Annual Meeting of Stockholder or any adjustment or postponement thereof. If you plan to attend the Annual Meeting of Stockholders, please mark the WILL ATTEND box.